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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



          Date of Report (Date of earliest event reported) May 15, 2000



                                   HI/FN, INC.
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               (Exact name of registrant as specified in charter)



          DELAWARE                    0-24765                  33-0732700
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(State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)             File Number)           Identification No.)



     750 UNIVERSITY AVENUE, LOS GATOS                         95032
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 (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code        (408) 399-3500



                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)



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Item 2. ACQUISITION OR DISPOSITION OF ASSETS

             On August 11, 2000, Hi/fn, Inc. (Hi/fn) completed its acquisition of all of the issued and outstanding common stock and outstanding options of Apptitude, Inc., a provider of embedded Internet traffic analysis solutions for developers of network infrastructure devices, for $20 million in cash and 1.2 million shares of Hi/fn common stock, or an aggregate purchase price of approximately $78 million (the "Consideration"). All outstanding options of Apptitude are converted into options to acquire shares of Hi/fn common stock, par value $0.001 per share. The terms and conditions of the acquisition are set forth in an Agreement and Plan of Reorganization dated May 12, 2000 and the First and Second Amendments thereto, dated May 31, 2000 and July 12, 2000, respectively(the "Agreement"), between Hi/fn and Apptitude, and the description herein is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Consideration was negotiated at arms' length by the parties. Prior to the closing of the acquisition, the holders of common shares of Apptitude were not affiliated with Hi/fn. The acquisition will be accounted for as a purchase.

Item 5. OTHER EVENTS

             Also on August 11, 2000, Hi/fn announced the appointment of Chris
G. Kenber as President and Chief Executive Officer and as a member of Hi/fn's Board of Directors. Mr. Kenber replaced Raymond J. Farhman who resigned to pursue other interests. Additionally, Hi/fn founder and Director Douglas L. Whiting has replaced Mr. Farnham as Chairman of the Board. Mr. Farnham remains a member of the Board of Directors.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                  The required financial statements of Apptitude are not included in this Current Report on Form 8-K. These financial statements will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than October 25, 2000.

             (b) PRO FORMA FINANCIAL INFORMATION

                  The required pro forma financial information relative to the acquisition of Apptitude is not included in this Report on Form 8-K. The pro forma financial information will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than October 25, 2000.

             (c) EXHIBITS

                  Exhibit No.       Description
                  -----------       -----------
                  2.1               Agreement and Plan of Reorganization, dated
                                    May 12, 2000 between Hi/fn, Inc. and
                                    Apptitude, Inc.

                  2.2               First Amendment to Agreement and Plan of
                                    Reorganization dated May 31, 2000

                  2.3               Second Amendment to Agreement and Plan of
                                    Reorganization dated July 12, 2000

                  99.1              Press Release dated August 14, 2000
                                    announcing Hi/fn's completion of the
                                    acquisition of Apptitude and Appointment of Chris G. Kenber as new Hi/fn President and
                                    CEO



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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HI/FN, INC.
                                       (Registrant)
Date:  August 25, 2000

                                       /s/ WILLIAM R. WALKER
                                       ----------------------------------------
                                       William R. Walker
                                       Vice President, Chief
                                       Financial Officer and Secretary
                                       (Principal Financial and
                                       Accounting Officer)



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